EXHIBIT 5.1

                           GOTTBETTER & PARTNERS, LLP
                               488 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

June  17,  2004

To  Board  of  Directors
NS8  Corporation

         Re:    NS8  Corporation
                Registration  Statement  on  Form  SB-2

Gentlemen:

We have acted as special counsel to NS8 Corporation (the "Company") in connection with the issuance or proposed issuance of 33,746,226 shares of the Company's common stock (the "Common Stock"). The resale of the Common stock is being registered on a Registration Statement on Form SB-2 (the "Registration Statement")

You have requested our opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Common Stock. For purposes of rendering that opinion, we are familiar with the Registration Statement, and we have examined the Company's Articles of Incorporation, as amended to date, the Company's Bylaws, as amended to date, and corporate action of the Company that provides for the issuance of the Common Stock. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering my opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock to be sold pursuant to the Registration Statement by the selling shareholders named therein, were and are duly authorized for issuance by the Company and, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

                                     Very  truly  yours,

                                     /s/ Gottbetter  &  Partners, LLP
                                     --------------------------------
                                     Gottbetter  & Partners, LLP


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